EXHIBIT 10.18

                            URSTADT BIDDLE PROPERTIES INC.


                                       and

                              THE BANK OF NEW YORK

                                 as Rights Agent

                               ----------------



                          Amendment to Rights Agreement

                         Dated as of September 22, 1999

                         AMENDMENT TO RIGHTS AGREEMENT

                  AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") dated as of September 22, 1999, by and between URSTADT BIDDLE PROPERTIES INC., a Maryland corporation (the "Corporation"), and THE BANK OF NEW YORK, a New York banking corporation, as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Corporation previously entered into that certain Rights Agreement, dated as of July 31, 1998 (the "Rights Agreement"), by and between the Corporation and the Rights Agent, whereby the Board of Directors of the Corporation (the "Board") authorized the issuance of, and agreed to issue, one right (as such number may be appropriately adjusted) to purchase one one-hundredth of a share of the Corporation's Series A Participating Preferred Shares in respect of every share of the Corporation's Common Stock, par value $.01 per share (the "Original Common Shares"), and every share of the Corporation's Class A Common Stock, par value $.01 per share (the "Class A Common Shares"), outstanding as of the close of business on November 13, 1998 (collectively, the "Rights," and individually a "Right");

                  WHEREAS, the Maryland legislature has amended the Corporations and Associations Article of the Maryland Code to authorize Maryland corporations to, inter alia, adopt certain provisions in connection with rights plans, which provisions would have the effect of limiting for a period not to exceed 180 days the power of certain directors to vote for the redemption of the Rights and/or the amendment of the Rights Agreement (the "Newly Authorized Provisions");

                  WHEREAS, the Board has accordingly determined that it is advisable and in the best interests of the Corporation and its shareholders to amend the Rights Agreement to include the Newly Authorized Provisions, as well as certain other provisions related to the protection of the Corporation and its shareholders; and

                  WHEREAS, in furtherance of the foregoing, the Corporation desires to amend the Rights Agreement as set forth herein, effective as of the date hereof.

                  NOW, THEREFORE, the parties hereby agree as follows:

Article I

                         DEFINITIONS AND INTERPRETATION

         Except as otherwise defined or expressly provided herein, capitalized terms shall have the respective meanings attributed thereto in the Rights Agreement. On or after the date hereof, each reference in the Rights Agreement to the "Agreement," "hereunder," "hereof," "herein," "hereby," or words of like import shall mean and be a reference to the Rights Agreement, as amended by this Amendment.

Article II

                       AMENDMENTS TO THE RIGHTS AGREEMENT

2.01 Amendment to Section 1. Section 1 of the Rights Agreement is hereby amended by adding the following definition in alphabetical order among the existing definitions:

         "The term `Continuing Director' shall mean any Director of the Corporation who (i) is not an Acquiring Person or an Affiliate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Corporation on the Declaration Date or (B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination."

2.02 Amendment to Section 11(a)(i). The parenthetical phrase in the first sentence of Section 11(a)(i) of the Rights Agreement is hereby amended to read as follows:

         "(including any such reclassification or recapitalization in connection with a consolidation or merger or share exchange in which the Corporation is the continuing or surviving entity)".

2.03 Amendment to Section 11(a)(ii)(C). Section 11(a)(ii)(C) of the Rights Agreement is hereby amended by inserting "or share exchange" following the phrase "any merger or consolidation".

2.04  Amendment  to  Section  11(a)(iii).   The  parenthetical   phrase  of  the
penultimate sentence of Section 11(a)(iii) of the Rights Agreement is hereby amended to read as follows:

         "(except as shall be determined by a majority of the Directors; provided, that if any shareholder action at an annual or special meeting of the shareholders has been taken to elect a Director or Directors of the Company with the result that Continuing Directors do not constitute a majority of the Board of Directors of the Company, no such exception shall be made by the Directors until the 180th day following the effectiveness of such election)".

2.05 Amendment to Section 11(c). Section 11(c) of the Rights Agreement is hereby amended by inserting "or share exchange" following the phrase "in connection with a consolidation or merger".

2.06 Amendments to Section 11(n). Section 11(n) of the Rights Agreement is hereby amended as set forth below.

(a)        Clause (ii) of Section 11(n) is hereby amended to read as follows:

                           "(ii)  merge  with or  into,  or  consummate  a share
                           exchange with, any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Section 11(p) hereof) or".

(b)                Clause (iii) of Section 11(n) is hereby  amended by inserting
                   ",  share   exchange"   following   the  phrase  "after  such
                   consolidation, merger".

2.07 Amendment to Section 11(o). Clause (iv) of Section 11(o) of the Rights Agreement is hereby amended by inserting "or share exchange" following the phrase "in connection with a consolidation or merger".

 2.08 Amendments to Section 13. Section 13 of the Rights Agreement is hereby amended as set forth below.


(a)        The heading to Section 13 is hereby amended to read as follows:

     SECTION 13.  CONSOLIDATION,  MERGER, SHARE EXCHANGE OR SALE OR TRANSFER OF
                  -------------------------------------------------------------
                  ASSETS OR EARNING POWER."
                  ------------------------

(b) The first paragraph of Section 13 is hereby amended by inserting "following the Share Acquisition Date," following the phrase "In the event that,".

(c) Clause (a) of the first paragraph of Section 13 is hereby amended by inserting "or consummate a share exchange with" after the phrase "or merge with or into,".

(d) Clause (b) of the first paragraph of Section 13 is hereby amended to read as follows:

                           "(b) any Person (other than a Subsidiary of the Corporation in a transaction which complies with
                           Section 11(p) hereof) shall consolidate with, or merge with and into or consummate a share exchange with the Corporation, the Corporation shall be the continuing or surviving entity of such consolidation or merger or share exchange and, in connection with such consolidation or merger or share exchange, all or part of the Original Common Shares of the Corporation shall be changed or otherwise transformed into stock or other securities of any other Person or the Corporation or cash or any other property or".

(e) Clause (i)(y) of the first paragraph of Section 13 is hereby amended by inserting "share exchange," following the phrase "of such consolidation, merger,".

(f) Clause (ii) of the first paragraph of Section 13 is hereby amended by inserting "share exchange," following the phrase "of such consolidation, merger,".

(g) The penultimate paragraph of Section 13 is hereby amended by inserting "share exchange," after the phrase "any such consolidation, merger,".

 2.09 Amendments to Section 23. Section 23 of the Rights Agreement is hereby amended as set forth below.


(a) Section 23 is hereby amended by inserting "(a)" at the beginning of the text therof.

(b) Section 23 is hereby amended by inserting a new Section 23(b) to read as follows:

                           "(b) Notwithstanding the provision of Section 23(a), in the event that shareholder action at an annual or special meeting of shareholders is taken to elect a Director or Directors of the Company with the result that Continuing Directors do not constitute a majority of the Board of Directors of the Company, then until the 180th day following the effectiveness of such election, the Rights shall not be redeemed."

2.10 Amendment to Section 24. Clause (d) of Section 24 of the Rights Agreement is hereby amended by inserting "or share exchange with" following the phrase "any consolidation or merger into or with".

 2.11 Amendments to Section 26. Section 26 of the Rights Agreement is hereby amended as set forth below.


(a) Section 26 is hereby amended by inserting "(a)" at the beginning of the text thereof.

(b) Section 26 is hereby amended by inserting "(a)" following all references to Section 26.

(c) Section 26 is hereby amended by inserting a new Section 26(b) to read as follows:

                           "(b) Notwithstanding the provision of Section 26(a), in the event that shareholder action at an annual or special meeting of shareholders is taken to elect a Director or Directors of the Company with the result that Continuing Directors do not constitute a majority of the Board of Directors of the Company, then until the 180th day following the effectiveness of such election, this Agreement shall not be supplemented or amended in any manner."

Article III

                                  MISCELLANEOUS

 3.01 Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors andpermitted assigns of the parties.

3.02 Counterparts. This Amendment may be executed in any number of counterparts or counterpart signature pages, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement and shall become binding upon the parties when each party has executed at least one counterpart.

3.03 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such enforceability or invalidity, and the remanining provisions of the Amendment shall continue to be binding and in full force and effect. In the event that all or any part of a provision of this Amendment shall be unenforceable or invalid under applicable law, the parties agree to negotiate in good faith another provision which is as similar as possible in terms and effect to the first mentioned provision but which is enforceable and valid.

 3.04 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

                                URSTADT BIDDLE PROPERTIES INC.



                                By:      _____________________________
                                                 Name:
                                                 Title:

                                THE BANK OF NEW YORK, as Rights Agent



                                By:      _____________________________
                                                  Name:
                                                  Title: